SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 24, 2005

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 24th, 2005, the Compensation and Management Development Committee of the Board of Directors approved an amendment to the compensation arrangements for non-employee directors of American Greetings Corporation (“American Greetings”). The principal changes to the arrangements, which will be effective as of June 1, 2005, are as follows:

•	An increase in the annual stock option grant from options to purchase 4,000 Class A common shares to 6,000 Class A common shares per fiscal year;

•	The fee for each Board and Committee meeting attended increases by $500, from $1,000 per meeting to $1,500 per meeting, with members of the Audit Committee continuing to receive $2,000 per meeting;

•	The annual retainer fee for the respective Chairs of the Nominating and Governance Committee and the Compensation and Management Development Committee increases from $3,500 to $7,000; and

•	The annual retainer fee for the Chair of the Audit Committee increases from $7,000 to $10,000.

A description of the compensation policy for non-employee directors, as so amended, is included as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

c) Exhibits.

Exhibit 10.1—Description of Compensation Payable to Non-Employee Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

American Greetings Corporation
(Registrant)

By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane, Executive Vice President, General Counsel and Secretary

Date: June 29, 2005